Exhibit 1.1

SECOND AMENDMENT TO

LOAN, GUARANTY AND SECURITY AGREEMENT, CONSENT AND AMENDMENT TO FIRST AMENDMENT

This Second Amendment to Loan, Guaranty and Security Agreement, Consent and Amendment to First Amendment (this “Amendment”) is made as of this 26th day of August, 2022 by and among TERAWULF INC.,  a Delaware corporation (“Borrower”), the Guarantors (as defined in the Loan Agreement (as defined below)) party hereto, the Lenders (as defined in the Loan Agreement (as defined below)) party hereto, and Wilmington Trust, National Association, a national banking association, in its capacity as administrative agent and collateral agent for the Lenders (in such capacities, and together with its successors and assigns in such capacities “Agent”).

RECITALS

WHEREAS, Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent, are parties to that certain Loan, Guaranty and Security Agreement dated as of December 1, 2021 (as amended by the First Amendment dated as of July 1, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Agent and the Lenders agree to make certain amendments to the Loan Agreement as set forth herein, subject to the terms and conditions set forth herein and in the Loan Agreement; and

WHEREAS, the Agent and the Lenders party hereto have consented to provide the requested amendments, subject to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement (after giving effect to this Amendment).

2.Amendments.  In reliance upon the representations and warranties set forth in Section 6 below, upon the occurrence of the Second Amendment Effective Date:

a.	Section 8.8(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c)  Amend, modify or change (i) Nautilus JV Agreement or (ii) the Merger Agreement, in each case, in a manner materially adverse to the Lenders.”

b.	Section 8.9 of the Loan Agreement is hereby amended by deleting “50%” in clause (a) thereof and replacing it with “25%”.

c.	Section 15.1 of the Loan Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“”Nautilus JV Agreement” means the Limited Liability Company Agreement for the

Nautilus JV dated as of May 13, 2021, as amended by the Nautilus JV Amendment, or, if the Nautilus JV Amendment is terminated in accordance with its terms, as in effect on the Second Amendment Effective Date.”

“”Nautilus JV Amendment” means the Amended and Restated Limited Liability Company Agreement for the Nautilus JV containing modifications consistent in all respects with the summary attached as Exhibit A to the Second Amendment.”

“Second Amendment” means that certain Second Amendment to Loan, Guaranty and Security Agreement, Consent and Amendment to First Amendment, dated as of August 26, 2022, by and among Borrower, the Guarantors and the Lenders party thereto.

“Second Amendment Effective Date” means August 26, 2022.”

d.	Section 7 of the First Amendment is hereby amended and restated in its entirety as follows:

“7.  Nautilus JV Equity Interests. TeraWulf (Thales) LLC (a) hereby pledges all of its right, title and interest in the Equity Interests of the Nautilus JV pursuant to Section 5.5 of the Loan Agreement, provided that such pledged Equity Interests shall not exceed 49.99% of the aggregate Equity Interest of the Nautilus JV, and (b) hereby represents and warrants that the foregoing pledge does not give rise to a breach of the organizational documents of, or any agreement relating to, the Nautilus JV.”

3.Consent.  In reliance upon the representations and warranties set forth in Section 6 below, upon the occurrence of the Second Amendment Effective Date, the Required Lenders party hereto hereby consent to (a) the Nautilus JV Amendment, the material terms of which are  summarized on Exhibit A of this Amendment and (b) the execution thereof by TeraWulf (Thales) LLC and the performance of its obligations thereunder.

4.Conditions Precedent to Effectiveness of this Amendment.  This Amendment will become effective on the date (the “Second Amendment Effective Date”) on which each of the following conditions have been satisfied (in form and substance satisfactory to the Required Lenders party hereto, or waived by the Required Lenders party hereto) in accordance with the terms therein:

(a)	Amendment. The execution and delivery of this Amendment by each Loan Party, the Agent and Lenders constituting not less than Required Lenders;

(b)	No Default. No Default or Event of Default exists as of the date hereof after giving effect to this Amendment; and

(c)	Representations and Warranties. The representations and warranties set forth in Section 6 below shall be true and correct.

5.Payment of Lenders’ Expenses.  Borrower shall pay all Lenders’ Expenses and other amounts due and payable under the Loan Documents to the Agent and the Lenders (to the extent invoiced on or prior to the date hereof) on the Second Amendment Effective Date. To the extent any such Lender Expenses incurred on or prior to the date hereof shall not have been invoiced on or prior to the Second Amendment Effective Date, the Borrower shall pay all such Lender Expenses within five (5) Business Days of receipt of any invoice for such Lender Expenses.  Notwithstanding any other provision herein or in any other Loan

Document, the failure by Borrower to make the payment required pursuant to this Section 5 shall result in an immediate Event of Default without any further action by any other Person.

6.Representations and Warranties.  Each Loan Party hereby represents and warrants as of the Second Amendment Effective Date to Agent and each Lender as follows:

(a)

each Loan Party and each of its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation;

(b)

the execution, delivery and performance by the Loan Parties of this Amendment (i) are within such Person’s powers, (ii) have been duly authorized and are not in conflict with, and will not constitute a breach of, any provision contained in such Person’s Operating Documents, (iii) do not require the consent or approval of any Governmental Authority or any other Person, and (iv) will not violate any applicable laws;

(c)

this Amendment constitutes a valid and binding agreement of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or insolvency laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(a)	the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects) on and as of the Second Amendment Effective Date, except to the extent that any such representation or warranty relates to a specific earlier date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects) as of such earlier date, in each case, after giving effect to this Amendment

(b)	the Nautilus JV Amendment is consistent in all respect with the terms summarized on Exhibit A of this Amendment.

7.Loan Documents in Full Force and Effect.  The Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects, and each Loan Party hereby reaffirms the Obligations and any and all guarantees, security interests and Liens it has granted (or made) to secure the Obligations. Each such Obligation, guarantee, security interest and Lien is reaffirmed and shall remain and continue in full force and effect in accordance with its terms notwithstanding this Amendment and shall include and extend to any new obligations assumed by any Loan Party under this Amendment or otherwise under the Loan Documents.  The validity and enforceability of the appointment of the Agent as proxy and attorney-in-fact under Section 10.3 of the Loan Agreement is ratified and reaffirmed as of the date hereof, and to the extent expressly contemplated by such provision and subject to the limitations set forth therein, each Loan Party reappoints the Agent as its proxy and attorney-in-fact in accordance with the terms of such provisions, as applicable, which appointment is irrevocable and coupled with an interest and shall terminate only on the Termination Date, for the purpose of carrying out the provisions of such Loan Documents, as applicable.  Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment to, modification of or consent to the departure from any provisions of the Loan Agreement or any other Loan Document or any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby.  For the avoidance of doubt, all modifications of the Loan Agreement provided for in this Amendment shall apply to all Term Loans, including the Closing Date Term Loan, the First Amendment Term Loan and the Delayed Draw Term Loans, and shall survive any repayment or prepayment of the First Amendment Term Loan and the Delayed Draw Term Loans. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement and the other Loan Documents. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the Loan Documents as modified by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as modified by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” shall mean and be a reference to the Loan Agreement as modified by this Amendment.

8.Release.   Each Loan Party hereby waives, remises, releases, acquits, satisfies and forever discharges the Agent and each Lender, their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Agent or any Lender (“Releasees”), of and from any and all manner of known and unknown actions, causes of action, suits, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, whether in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever in connection with the Obligations or the Loan Documents through the date hereof.  Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have in connection with the Obligations or the Loan Documents as of the date hereof, including, but not limited to, the rights to contest any conduct of the Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

9.Direction to Agent.  The undersigned Lenders hereby represent and warrant that they constitute not less than Required Lenders as of the  date hereof and hereby direct and authorize the Agent to execute this Amendment.

10.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature (including an electronic signature) shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.Successors and Assigns.  This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Amendment nor any rights, benefits, obligations or duties hereunder or under any of the other Loan Documents may be assigned, transferred, hypothecated or otherwise conveyed by any Loan Party without the prior express written consent of Agent and the Required Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of Agent and the Required Lenders shall be void.

12.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICAIL REFERENCE.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

LOAN PARTIES:

BORROWER:

TERAWULF INC., as Borrower

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President and Chief Executive Officer

GUARANTORS:

TERACUB INC., as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President and Chief Executive Officer

KYALAMI DATA LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

LAKE MARINER DATA LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

[Signature Page to Second Amendment to Loan Agreement]

TERAWULF BROOKINGS LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

TERAWULF PLOUGHWIND LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

TERAWULF (THALES) LLC, as a Guarantor

By:	/s/ Paul B. Prager

Name: Paul B. Prager

Title: President

[Signature Page to Second Amendment to Loan Agreement]

agent:

Wilmington TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Joseph B. Feil

Name: Joseph B. Feil

Title: Vice President

[Signature Page to Second Amendment to Loan Agreement]

lenders:

SUNRISE PARTNERS LIMITED PARTNERSHIP, as a Lender

By: Paloma Partners Management Company,

its general partner

By:	/s/ Douglas W. Ambrose

Name: Douglas W. Ambrose

Title: Managing Director

SUNEMERALD LLC, as a Lender

By:	/s/ Douglas W. Ambrose

Name: Douglas W. Ambrose

Title: President

[Signature Page to Second Amendment to Loan Agreement]

OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P., as a Lender

By:	/s/ Kevin Dibble

Name: Kevin Dibble

Title: General Counsel

[Signature Page to Second Amendment to Loan Agreement]

THRACIA, LLC, as a Lender

By:	/s/ Dan Phai

Name: Dan Phai

Title: Authorized Signatory

LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND, as a Lender

By:	/s/ Dan Phai

Name: Dan Phai

Title: Authorized Signatory

[Signature Page to Second Amendment to Loan Agreement]

MARINER ATLANTIC MULTI-
STRATEGY MASTER FUND, LTD., as a Lender

By: Mariner Investment Group, LLC, its Investment Manager

By:	/s/ John C. Kelty

Name: John C. Kelty

Title: Authorized Signatory

[Signature Page to Second Amendment to Loan Agreement]

NOVAWULF DIGITAL MASTER FUND, L.P., as a Lender

By: NOVAWULF DIGITAL GENPAR, L.P.,

its General Partner

By: NOVAWULF DIGITAL MGP LTD.,

its General Partner

By:	/s/ Michael Abbate

Name: Michael Abbate

Title: Director

[Signature Page to Second Amendment to Loan Agreement]

HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP, as a Lender

By: HN Summit House Capital Management, LLC

By:	/s/ Jed Walsh

Name: Jed Walsh

Title: CIO

[Signature Page to Second Amendment to Loan Agreement]

Exhibit A

Summary of Amended and Restated Limited Liability Company Agreement

of

Nautilus Cryptomine LLC (“Nautilus”)

Cash and Miner Contributions

Under the A&R Talen Joint Venture Agreement, TeraWulf (Thales) LLC (“TeraWulf Member”) will hold a 33.33% equity interest in Nautilus and Cumulus Coin LLC (“Cumulus Member” and, together with TeraWulf Member, each a “Member” and collectively the “Members”) will hold a 66.67% equity interest in Nautilus, each subject to adjustment based on relative capital contributions. The Members agreed that TeraWulf Member will contribute $17.1 million and Cumulus Member will contribute $57.1 million in cash to Nautilus TeraWulf Member, in each case by November 11, 2022.

TeraWulf Member agrees to contribute 20,000 miners and Cumulus Member agrees to contribute 40,000 miners to Nautilus. Cumulus Member will receive credit towards its miner contribution obligation for 2,500 S19j Pro miners previously delivered to TeraWulf Member under that certain Exchange Agreement, dated as of Marcy 14, 2022, by and among TeraWulf Member, Cumulus Member and Nautilus.

Distributions

Until satisfaction of each Member’s cash and miner contributions, monthly bitcoin distributions will be made in accordance with the Members’ respective hash rate contributions, after which distributions will be made monthly in bitcoin pro rata in accordance with each Member’s ownership interest in Nautilus.

Governance

Assuming certain conditions are met, Nautilus will be governed by a board of managers comprised of two managers appointed by TeraWulf Member and four managers appointed by Cumulus Member. If the conditions are not met by October 31, 2022, then the A&R Talen Joint Venture Agreement will terminate and be of no force and effect, and the existing arrangements regarding the operation of Nautilus will be restored, with TeraWulf Member and Cumulus Member holding percentage ownership interests based on capital contributions as of the date of such termination.

Under the A&R Talen Joint Venture Agreement, the board of managers generally acts upon a majority vote at a duly called meeting at which at least one manager appointed by TeraWulf Member is present, except that, for certain specified matters (“Special Consent Matters”), the board of managers acts upon a unanimous vote, subject to deadlock procedures. The number and type of Special Consent Matters have been reduced, and such matters now exclude, among others, approval of the annual budget and approval of fundamental corporate transactions. Any Member owning less than 20% of Nautilus has no right to vote on Special Consent Matters. Generally, neither TeraWulf Member nor Cumulus Member may directly transfer any of its interests in Nautilus to any third parties without the majority consent of the board of managers, except that TeraWulf Member is entitled to transfer its interests in Nautilus if certain conditions are met.

Electric Capacity

The Nautilus Cryptomine facility will initially require 200 MW of electric capacity, and the Members may elect to expand the energy requirement by up to 100 MW prior to May 13, 2024, for a total capacity of 300 MW. Each Member will have the right to elect up to an incremental 50 MW of expansion capacity beyond the initial 200 MW. Upon such election, Nautilus will call additional capital for expansion and enter into an additional energy supply agreement with Cumulus Member or its affiliate for the additional capacity, subject to any regulatory approvals and third-party consents.